UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2007

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

651 S. Stratford Drive, Suite 100, Meridian, ID 83642
(Address of principal executive offices) (Zip Code)

(800) 824-3703
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 30, 2007, the Board of Directors of MWI Veterinary Supply, Inc. (the “Company”) adopted Amendment No. 1 to the Company’s Amended and Restated Bylaws (the “Bylaws”) to allow for the issuance of uncertificated shares.

The ability to issue uncertificated shares allows the Company to participate in the Direct Registration System, which is currently administered by the Depositary Trust Company.  The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker dealers in order to effect transactions without the risk and delays associated with transferring physical certificates.  The Bylaws as amended continue to provide however that each registered stockholder shall be entitled to receive a stock certificate upon written request to the transfer agent or registrar of the Company.

The full text of Amendment No. 1 to the Bylaws is filed as Exhibit 3.1 to this Report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment No. 1 to the Amended and Restated Bylaws of MWI Veterinary Supply, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.

Date: August 1, 2007	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 1 to the Amended and Restated Bylaws of MWI Veterinary Supply, Inc.